Exhibit 23.1


TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
CERTIFIED PUBLIC ACCOUNTANTS & CONSULTANTS
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                     Consent of Independent Accountants
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We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated November 28, 2001 relating to the financial statements of Cycle Country Accessories Corp., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.



Orlando, Florida
July 2, 2002